UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 10, 2011

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	01-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 10, 2011, the Registrant held its 2011 Annual Meeting of Shareholders. A quorum of 13,289,696 shares of common stock of the Registrant (of a total of 16,221,704 shares outstanding as of the March 22, 2011 record date), or 81.93%, was represented at the Annual Meeting in person or by proxy, which was held to vote on the following two proposals:

(1)  To elect seven directors of the Registrant to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified, or until their earlier death, resignation, retirement or removal. The nominees for director are listed in the table below;

(2) To ratify the appointment of the Registrant’s independent registered public accounting firm, BDO USA, LLP, for the fiscal year ending December 31, 2011.

With respect to proposal 1, the name of each director elected at the meeting, and the final number of votes for and withheld and the number of broker non-votes, were as follows:

Name of Director	For	Withheld	Broker Non-Vote
Susan Clark-Johnson	6,866,131	311,059	6,112,506
Peter F. Frey	7,108,571	68,619	6,112,506
Christopher R. Kelly	6,791,835	385,355	6,112,506
Roger L. Ogden	6,863,394	313,796	6,112,506
Robert A. Rayne	7,039,619	137,571	6,112,506
Michael I. Wellesley-Wesley	7,138,323	38,867	6,112,506
Michael C. Wheeler	7,050,336	126,854	6,112,506

With respect to proposal 2, ratification of BDO USA, LLP as the Registrant’s independent registered public accounting firm for the fiscal year ended December 31, 2011, the final number of votes for, against and abstained and the number of broker non-votes were as follows:

For	Against	Abstain	Broker Non-Vote
13,246,090	18,598	25,008	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: May 11, 2011